UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350 Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on May 14, 2020, UPL filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The filing includes Ultra Wyoming, an indirect subsidiary of UPL and the operator of the Pinedale LGS and tenant under the Pinedale Lease Agreement with CorEnergy Infrastructure Trust, Inc.’s (the “Company”) indirect wholly owned subsidiary Pinedale LP. Ultra Wyoming has also filed a motion to reject the Pinedale Lease Agreement, with a request that such motion be effective June 30, 2020, and Pinedale has filed an objection to such motion. Capitalized terms used and not defined in this Current Report on Form 8-K are used as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 2.02	Results of Operations and Financial Condition.

On June 23, 2020, the Company issued a press release announcing its preliminary financial results for the first quarter ended March 31, 2020 and business update. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Term Sheet for the Sale of the Pinedale LGS

Pinedale LP and the Company agreed to terms with Ultra Wyoming to sell the assets which constitute the Pinedale LGS for $18 million cash as set forth in a non-binding term sheet that was filed with the bankruptcy court in UPL’s Chapter 11 case along with a motion for approval of the transaction on June 22, 2020. A copy of the draft definitive purchase and sale agreement was also filed with the motion. The closing of the sale will be subject to the satisfaction of certain closing conditions, including but not limited to a release of all liens under the Pinedale Credit Facility, a release by Pinedale LP of all claims against UPL and Ultra Wyoming arising from the rejection or termination of the Pinedale Lease Agreement, the release by Ultra Wyoming of all claims against Pinedale LP and the Company, and approval of the definitive purchase and sale agreement and the closing of the transaction by the bankruptcy court in UPL’s Chapter 11 case. Assuming the definitive agreement is signed, the transaction is expected to close on or before June 30, 2020 and may be terminated by either party if not closed by July 30, 2020. If the transaction closes after June 30, 2020, the Company does not expect Ultra Wyoming to make any further rent payments under the Pinedale Lease Agreement.

Pinedale Credit Facility

Pinedale LP has negotiated and expects to sign an agreement with Prudential, as lender under the Pinedale Credit Facility. Pursuant to such agreement, it is anticipated that at closing of the Pinedale LGS sale transaction with Ultra Wyoming, the Company will provide all cash related to the sale of the Pinedale LGS along with cash available at Pinedale LP on the closing date to Prudential in exchange for the release all liens on the Pinedale LGS, release of the Company and Pinedale LP from the obligations of the Pinedale Credit Facility, and the note under the Pinedale Credit Facility will be deemed satisfied.

Investor Conference Call

CorEnergy will provide a management commentary call to discuss its financial results and business progress on Tuesday, June 23, 2020 at 3:30 p.m. Central Time. Investors may join the call by dialing +1-201-689-8035 and using Conference ID 58661. A telephone playback will be available until July 7, 2020 by dialing +1-919-882-2331 and using passcode 58661.

The call will also be webcast both live and as an archive in a listen-only format accessible at corenergy.reit in the Investors section.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 23, 2020

The information in this this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:	June 23, 2020	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary